Exhibit 99.1

Calumet Specialty Products Partners, L.P. Reports Second Quarter 2018 Results
Growth of Finished Lubricants, ongoing contributions from self-help, and strong Fuels segment drive improved company results
INDIANAPOLIS — (PR NEWSWIRE) — August 9, 2018 — Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) (the “Partnership,” “Calumet,” “we,” “our” or “us”), a leading independent producer of specialty hydrocarbon and fuel products, today reported results for the second quarter ended June 30, 2018, as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(Dollars in millions, except per unit data)
Net income (loss)	$(51.9)	$9.6	$(56.7)	$3.4
Limited partners’ interest basic and diluted net income (loss) per unit	$(0.65)	$0.12	$(0.71)	$0.04
Adjusted EBITDA	$78.9	$101.6	$153.9	$180.3
The Partnership’s $51.9 million Net loss for the second quarter 2018 included $58.2 million of debt extinguishment costs. Excluding this impact, Net income for the second quarter 2018 would have been $6.3 million, and net income per unit would have been $0.08 per unit.
For detailed information on Adjusted EBITDA and a reconciliation of Adjusted EBITDA to the nearest comparable GAAP measure for the periods presented above, please see the sections of this release entitled “Non-GAAP Financial Measures” and “Reconciliation of Net Income (Loss) To EBITDA, Adjusted EBITDA and Distributable Cash Flow.”
Management Commentary
“Calumet delivered another quarter of strong performance,” said Tim Go, Chief Executive Officer of Calumet. “The results as reported were the third highest over the last three years even without the contribution of assets we divested last year. Our core specialty business was driven by continued growth in Finished Lubricants and strengthening demand for our Solvents business, which was offset by unplanned maintenance activity and the continued upward trajectory of crude prices. Our fuels business performed very well and had continued improvement across our portfolio, including record quarterly throughput volume at our Great Falls refinery. In addition, our self-help initiatives continue to allow us to capture value and enhance company-wide performance. Adjusting for the impact of divestitures from our portfolio, our results improved over 7% compared to underlying performance in the year-ago period.”

Go concluded, “We remain committed to advancing our strategic priorities, which include reducing our leverage and growing our profitability. In the second quarter we fully redeemed our secured notes, meaningfully reducing our debt burden and lowering our interest expenses by $46 million per year. In addition, we started up a new isomerate unit at our San Antonio refinery, and the naphtha project at our Great Falls refinery, both of which will drive value enhancement and increase margin capture for our fuels segment in the second half of the year. Lastly, in June we increased our exposure to WTI-Midland based crudes from 6.5 kbpd to 10.5 kbpd to take advantage of wider crude differentials. As we move into the second half of the year, we will continue to seek out opportunities to enhance our yields, further reduce costs and expand our margins as we work to drive value for all of our unitholders.”
Specialty Products Segment | Results Summary

	Three Months Ended June 30,
	2018	2017
	(Dollars in millions, except per barrel data)
Specialty products segment gross profit	$88.0	$103.0
Specialty products segment Adjusted EBITDA	$53.7	$67.1
Specialty products segment gross profit per barrel	$37.12	$41.87
Specialty products TTM Adjusted EBITDA Margin	12.5%	14.2%
Specialty products quarterly Adjusted EBITDA Margin	14.0%	19.6%

The specialty products segment gross profit of $88.0 million and Adjusted EBITDA of $53.7 million were down compared to $103.0 million and $67.1 million in the year-ago period, respectively. Specialty products segment gross profit per barrel of $37.12 decreased approximately 11.3% compared to $41.87 in the year-ago period. Performance was driven by continued growth in the high-margin Finished Lubricants division and strengthening demand in the Company’s solvents business, which was more than offset by unplanned maintenance activity, a shift in sales mix, and rising crude prices across the quarter. The specialty segment quarterly Adjusted EBITDA Margin results of 14.0% declined compared to 19.6% in the year-ago period, driven primarily by higher crude prices and the impact on sales mix due to a strong rebound in lower-margin solvents sales volumes.
Fuel Products Segment | Results Summary

	Three Months Ended June 30,
	2018	2017
	(Dollars in millions, except per barrel data)
Fuel products segment gross profit	$35.4	$40.7
Fuel products segment Adjusted EBITDA	$25.6	$34.0
Fuel products segment gross profit per barrel	$5.09	$3.92

Fuel products segment gross profit of $35.4 million and Adjusted EBITDA of $25.6 million decreased compared to the as reported figures from the year-ago period. However, excluding the impact of the Superior refinery divestiture, quarterly Adjusted EBITDA results represent a 320% improvement to last year’s underlying performance results. Gross profit per barrel of $5.09 marked an increase of 29.8% relative to the year-ago results, driven by the over 28% improvement in the benchmark Gulf Coast 2-1-1 crack spread, and widening crude differentials, offset somewhat by the impacts of unplanned maintenance in the quarter.
Partnership Liquidity
As of June 30, 2018, the Partnership had total liquidity of $381.5 million, comprised of $38.8 million of unrestricted cash and availability under the revolving credit facility of $342.7 million. As of June 30, 2018, Calumet had a $373.6 million borrowing base, $30.8 million in outstanding standby letters of credit and $0.1 million outstanding borrowings. The Partnership believes it will continue to have sufficient liquidity from cash on hand, cash flow from operations, borrowing capacity and other means by which to meet its financial commitments, debt service obligations, contingencies and anticipated capital expenditures.
Financial Guidance
Full-Year 2018 Capital Spending Forecast
Through the second quarter of 2018, total capital spending was $34.3 million, primarily related to maintenance and turnaround activity. For the full-year 2018, the Partnership continues to anticipate total capital expenditures to come within range of its previously stated annual guidance of $80 to $90 million.
Third Quarter 2018 Timing Expectations
West Griffin, Executive Vice President and Chief Financial Officer of Calumet concluded, “We will file our quarterly earnings on time this quarter, and we anticipate filing our earnings results on time on a go forward basis, as we believe that the bulk of the issues that previously delayed our filings are now behind us.”
2018 Renewable Fuel Standard (“RFS”) Compliance Impact Forecast
The Partnership records its outstanding renewable identification numbers (“RINs”) obligation as a balance sheet liability. This liability is marked-to-market on a quarterly basis to reflect the market price of RINs on the last day of each quarter. The Partnership expects its gross estimated annual RINs obligation, which includes RINs that are required to be secured through either blending or through the purchase of RINs in the open market, will be up to 85 million RINs for the full-year 2018, excluding the potential for any hardship waivers that may or may not be granted by the U.S. Environmental Protection Agency (“EPA”) to any of the Partnership’s fuel refineries at a later time. Calumet expects to be able to satisfy a portion of its 2018 gross RINs obligation through internal blending efforts.

Operations Summary
The following table sets forth information about the Partnership’s combined operations from continuing operations. Facility production volume differs from sales volume due to changes in inventories and the sale of purchased fuel product blendstocks such as ethanol and biodiesel and the resale of crude oil in the Partnership’s fuel products segment.

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(In bpd)		(In bpd)
Total sales volume (1)	102,484	141,154	95,298	135,343
Total feedstock runs (2)	98,704	136,552	91,637	134,370
Facility production: (3)
Specialty products:
Lubricating oils	13,755	15,914	11,904	15,539
Solvents	7,726	8,239	7,854	7,794
Waxes	1,172	1,373	1,205	1,425
Packaged and synthetic specialty products (4)	2,458	2,551	2,448	2,559
Other	2,087	1,341	1,898	1,692
Total	27,198	29,418	25,309	29,009

Fuel products:
Gasoline	21,135	37,225	19,501	37,395
Diesel	27,993	34,787	25,534	33,904
Jet fuel	2,705	5,306	3,223	6,030
Asphalt, heavy fuel oils and other	20,869	33,699	18,909	31,569
Total	72,702	111,017	67,167	108,898
Total facility production (3)	99,900	140,435	92,476	137,907

(1)
Total sales volume includes sales from the production at the Partnership’s facilities and certain third-party facilities pursuant to supply and/or processing agreements, sales of inventories and the resale of crude oil to third-party customers. Total sales volume includes the sale of purchased fuel product blendstocks, such as ethanol and biodiesel, as components of finished fuel products in the Partnership’s fuel products segment sales.

The decrease in total sales volume for the three and six months ended June 30, 2018, as compared to the same periods in 2017, is due primarily to the divestiture of the Superior Refinery in November 2017 and decreased production at the Shreveport refinery and certain third-party processing facilities as a result of maintenance activities.

(2)
Total feedstock runs represent the barrels per day (“bpd”) of crude oil and other feedstocks processed at the Partnership’s facilities and at certain third-party facilities pursuant to supply and/or processing agreements.

The decrease in total feedstock runs for the three and six months ended June 30, 2018, as compared to the same periods in 2017, is due primarily to the divestiture of the Superior refinery in November 2017 and decreased production at the Shreveport refinery and certain third-party processing facilities as a result of maintenance activities.

(3)
Total facility production represents the bpd of specialty products and fuel products yielded from processing crude oil and other feedstocks at the Partnership’s facilities and at certain third-party facilities pursuant to supply and/or processing agreements. The difference between total facility production and total feedstock runs is primarily a result of the time lag between the input of feedstocks and production of finished products and volume loss.

The change in total facility production for the three and six months ended June 30, 2018, as compared to the same periods in 2017, is due primarily to the operational items discussed above in footnote 2.

(4)	Represents production of branded and packaged specialty products including the products from the Royal Purple, Bel-Ray and Calumet Packaging facilities.

Derivatives Summary
The following table summarizes the derivative activity reflected in the unaudited condensed consolidated statements of operations and unaudited condensed consolidated statements of cash flows for the three and six months ended June 30, 2018 and 2017:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(In millions)		(In millions)
Derivative loss reflected in cost of sales	$(2.1)	$—	$(2.1)	$—
Derivative loss reflected in gross profit	$(2.1)	$—	$(2.1)	$—

Realized loss on derivative instruments	$—	$—	$(2.1)	$(4.9)
Unrealized gain on derivative instruments	0.8	1.3	2.8	11.9
Total derivative gain (loss) reflected in the unaudited condensed consolidated statements of operations	$(1.3)	$1.3	$(1.4)	$7.0
Total loss on commodity derivative settlements	$—	$—	$(2.1)	$(4.9)
Webcast Information
A conference call is scheduled for 9:00 a.m. ET on August 9, 2018 to discuss the financial and operational results for the second quarter 2018. Investors, analysts and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call with accompanying presentation slides, available on the Partnership's website at http://www.calumetspecialty.com. Interested parties may also participate in the call by dialing (866) 584-9671 and entering the passcode 3296895. A replay of the conference call will be available a few hours after the event on the investor relations section of the Company's website, under the events section and will remain available for at least 90 days.
About the Partnership
Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) is a master limited partnership and a leading independent producer of high-quality, specialty hydrocarbon products in North America. Calumet processes crude oil and other feedstocks into customized lubricating oils, solvents and waxes used in consumer, industrial and automotive products and produces fuel products including gasoline, diesel and jet fuel. Calumet is based in Indianapolis, Indiana, and operates eleven manufacturing facilities located in northwest Louisiana, northern Montana, western Pennsylvania, Texas, New Jersey and eastern Missouri.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements and information in this press release may constitute “forward-looking statements.” The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. The statements discussed in this press release that are not purely historical data are forward-looking statements, including, but not limited to, the statements regarding (i) our expectation regarding our business outlook and cash flows, (ii) our expectation regarding anticipated capital expenditures, (iii) our access to capital to meet our financial commitments, debt service obligations, contingencies and anticipated capital expenditures, (iv) the effectiveness of our enterprise resource planning (“ERP”) system to further enhance operating efficiencies and provide more effective management of our business operations and (v) our expectation regarding the timing of the issuance of our 2018 third quarter earnings release and filing of our Quarterly Report Form 10-Q for the quarter ended September 30, 2018. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future sales and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause our actual results to differ materially from our historical experience and our present expectations or projections. Known material factors that could cause actual results to differ materially from those in the forward-looking statements include: the overall demand for specialty hydrocarbon products, fuels and other refined products; the level of foreign and domestic production of crude oil and refined products; our ability to produce specialty products and fuel products that meet our customers’ unique and precise specifications; the impact of fluctuations and rapid increases or decreases in crude oil and crack spread prices, including the resulting impact on our liquidity; the results of our hedging and other risk management activities; our ability to comply with financial covenants contained in our debt instruments; the availability of, and our ability to consummate, acquisition or combination opportunities and the impact of any completed acquisitions; labor relations; our access to capital, including debt and equity markets, to fund expansions, acquisitions and our working capital needs and our ability to obtain debt or equity financing on satisfactory terms; successful integration and future performance of acquired assets, businesses or third-party product supply and processing relationships; our ability to timely and effectively integrate the operations of acquired businesses or assets, particularly those in new geographic areas or in new lines of business; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; maintenance of our credit ratings and ability to receive open credit lines from our suppliers; demand for various grades of crude oil and resulting changes in pricing conditions; fluctuations in refinery capacity; our ability to access sufficient crude oil supply through long-term or month-to-month evergreen contracts and on the spot market; the effects of competition; continued creditworthiness of, and performance by, counterparties; the impact of current and future laws, rulings and governmental regulations, including guidance related to the Dodd-Frank Wall Street Reform and Consumer Protection Act; the costs of complying with the RFS, including the prices paid for RINs; shortages or cost increases of power supplies, natural gas, materials or labor; hurricane or other weather interference with business operations; accidents or other unscheduled shutdowns; and general economic, market or business conditions.
For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the Securities and Exchange Commission (“SEC”), including our latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.
Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
We include in this press release the non-GAAP financial measures EBITDA, Adjusted EBITDA, Distributable Cash Flow and Adjusted EBITDA Margin. We provide reconciliations of EBITDA, Adjusted EBITDA and Distributable Cash Flow to Net income (loss), our most directly comparable financial performance measure. We also provide a reconciliation of Distributable Cash Flow to Net cash used in operating activities, our most directly comparable liquidity measure. Both Net income (loss) and Net cash used in operating activities are calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”).
EBITDA, Adjusted EBITDA, Distributable Cash Flow and Adjusted EBITDA Margin are used as supplemental financial measures by our management and by external users of our financial statements such as investors, commercial banks, research analysts and others, to assess:

•	the financial performance of our assets without regard to financing methods, capital structure or historical cost basis;

•	the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness;

•	our operating performance and return on capital as compared to those of other companies in our industry, without regard to financing or capital structure; and

•	the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities.
We believe that these non-GAAP measures are useful to analysts and investors as they exclude transactions not related to our core cash operating activities and provide metrics to analyze our ability to pay distributions and interest costs. We believe that excluding these transactions allows investors to meaningfully analyze trends and performance of our core cash operations.
We define EBITDA for any period as net income (loss) plus interest expense (including debt issuance costs), income taxes and depreciation and amortization.
We define Adjusted EBITDA for any period as: (1) net income (loss); plus (2)(a) interest expense (including debt issuance and extinguishment costs); (b) income taxes; (c) depreciation and amortization; (d) impairment; (e) unrealized losses from mark-to-market accounting for hedging activities; (f) realized gains under derivative instruments excluded from the determination of net income (loss); (g) non-cash equity-based compensation expense and other non-cash items (excluding items such as accruals of cash expenses in a future period or amortization of a prepaid cash expense) that were deducted in computing net income (loss); (h) debt refinancing fees, premiums and penalties; (i) any net loss realized in connection with an asset sale that was deducted in computing net income (loss) and (j) all extraordinary, unusual or non-recurring items of gain or loss, or revenue or expense; minus (3)(a) unrealized gains from mark-to-market accounting for hedging activities; (b) realized losses under derivative instruments excluded from the determination of net income (loss) and (c) other non-recurring expenses and unrealized items that reduced net income (loss) for a prior period, but represent a cash item in the current period.
We define Distributable Cash Flow for any period as Adjusted EBITDA less replacement and environmental capital expenditures, turnaround costs, cash interest expense (consolidated interest expense less non-cash interest expense), income (loss) from unconsolidated affiliates, net of cash distributions and income tax expense (benefit).
We define Adjusted EBITDA Margin as Adjusted EBITDA divided by sales.
The definitions of Adjusted EBITDA and Distributable Cash Flow that are presented in this release are consistent with the calculation of “Consolidated Cash Flow” contained in the indentures governing our 7.625% senior notes due January 15, 2022, that were issued in November 2013 (the “2022 Notes”), our 6.50% senior notes due April 15, 2021, that were issued in March 2014 (the “2021 Notes”) and our 7.75% senior notes due April 15, 2023 (the “2023 Notes”), that were issued in March 2015. We are required to report Consolidated Cash Flow to the holders of our 2021 Notes, 2022 Notes and 2023 Notes and Adjusted EBITDA to the lenders under our revolving credit facility, and these measures are used by them to determine our compliance with certain covenants governing those debt instruments. Please see our filings with the SEC, including our 2017 Annual Report on Form 10-K and Quarterly Report on Form 10-Q, for additional details regarding the covenants governing our debt instruments.
EBITDA, Adjusted EBITDA and Distributable Cash Flow should not be considered alternatives to Net income (loss), Operating income, Net cash used in operating activities or any other measure of financial performance presented in accordance with GAAP. In evaluating our performance as measured by EBITDA, Adjusted EBITDA and Distributable Cash Flow, management recognizes and considers the limitations of these measurements. EBITDA and Adjusted EBITDA do not reflect our obligations for the payment of income taxes, interest expense or other obligations such as capital expenditures. Accordingly, EBITDA, Adjusted EBITDA and Distributable Cash Flow are only three of several measurements that management utilizes. Moreover, our EBITDA, Adjusted EBITDA and Distributable Cash Flow may not be comparable to similarly titled measures of another company because all companies may not calculate EBITDA, Adjusted EBITDA and Distributable Cash Flow in the same manner. The following tables present a reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow to Net income (loss), our most directly comparable GAAP financial performance measure, and Distributable Cash Flow to Net cash used in operating activities, our most directly comparable GAAP liquidity measure, for each of the periods indicated.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except unit and per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Sales	$945.5	$967.0	$1,696.0	$1,853.5
Cost of sales	822.1	823.3	1,459.4	1,580.3
Gross profit	123.4	143.7	236.6	273.2
Operating costs and expenses:
Selling	10.6	15.1	25.3	31.4
General and administrative	31.9	32.4	72.5	63.0
Transportation	33.0	35.6	63.3	71.3
Taxes other than income taxes	5.4	4.8	7.3	10.0
Asset impairment	—	—	—	0.4
Other operating (income) expense	(1.1)	1.1	(16.7)	3.0
Operating income	43.6	54.7	84.9	94.1
Other income (expense):
Interest expense	(37.5)	(44.5)	(82.7)	(88.4)
Debt extinguishment costs	(58.2)	—	(58.8)	—
Gain on derivative instruments	0.8	1.3	0.7	7.0
Other	0.9	0.5	2.4	0.7
Total other expense	(94.0)	(42.7)	(138.4)	(80.7)
Net income (loss) from continuing operations before income taxes	(50.4)	12.0	(53.5)	13.4
Income tax expense (benefit) from continuing operations	0.8	—	0.6	(0.1)
Net income (loss) from continuing operations	$(51.2)	$12.0	$(54.1)	$13.5
Net loss from discontinued operations, net of tax	(0.7)	(2.4)	(2.6)	(10.1)
Net income (loss)	$(51.9)	$9.6	$(56.7)	$3.4
Allocation of net income (loss):
Net income (loss)	$(51.9)	$9.6	$(56.7)	$3.4
Less:				.
General partner’s interest in net income (loss)	(1.0)	0.2	(1.1)	0.1
Non-vested share based payments	—	0.2	—	0.2
Net income (loss) available to limited partners	$(50.9)	$9.2	$(55.6)	$3.1
Weighted average limited partner units outstanding:
Basic	77,730,458	77,554,815	77,644,262	77,485,058
Diluted	77,730,458	77,714,112	77,644,262	77,725,656
Limited partners’ interest basic and diluted net income (loss) per unit:
From continuing operations	$(0.64)	$0.15	$(0.68)	$0.17
From discontinued operations	(0.01)	(0.03)	(0.03)	(0.13)
Limited partners’ interest	$(0.65)	$0.12	$(0.71)	$0.04

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	June 30, 2018	December 31, 2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$38.8	$164.3
Restricted Cash	—	350.0
Accounts receivable, net	302.4	354.1
Inventories	334.1	314.4
Derivative assets	3.8	—
Prepaid expenses and other current assets	10.0	8.7
Total current assets	689.1	1,191.5
Property, plant and equipment, net	1,135.5	1,159.2
Investment in unconsolidated affiliates	25.4	35.0
Goodwill	171.4	171.4
Other intangible assets, net	97.9	107.9
Other noncurrent assets, net	25.2	23.8
Total assets	$2,144.5	$2,688.8
LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Accounts payable	$257.9	$282.3
Accrued interest payable	30.8	52.5
Accrued salaries, wages and benefits	30.1	35.9
Other taxes payable	21.3	16.1
Obligations under inventory financing agreements	108.1	103.1
Other current liabilities	22.3	73.7
Current portion of long-term debt	2.9	354.1
Derivative liabilities	0.1	6.0
Discontinued operations, current liabilities	0.3	2.0
Total current liabilities	473.8	925.7
Pension and postretirement benefit obligations	3.0	3.1
Other long-term liabilities	1.5	1.9
Long-term debt, less current portion	1,599.6	1,638.2
Total liabilities	2,077.9	2,568.9
Commitments and contingencies
Partners’ capital:
Partners’ capital	71.6	127.1
Accumulated other comprehensive loss	(5.0)	(7.2)
Total partners’ capital	66.6	119.9
Total liabilities and partners’ capital	$2,144.5	$2,688.8

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Six Months Ended June 30,
	2018	2017
Operating activities
Net income (loss)	$(56.7)	$3.4
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Net loss from discontinued operations	2.6	10.1
Depreciation and amortization	59.2	74.2
Amortization of turnaround costs	6.0	14.0
Non-cash interest expense	4.4	4.8
Loss on debt extinguishment costs	58.8	—
Unrealized gain on derivative instruments	(2.8)	(11.9)
Asset impairment	—	0.4
Equity based compensation	3.0	3.3
Lower of cost or market inventory adjustment	(15.0)	(9.2)
Other non-cash activities	0.2	5.0
Changes in assets and liabilities:
Accounts receivable	19.5	(25.9)
Inventories	(2.6)	(38.3)
Prepaid expenses and other current assets	2.2	(2.1)
Derivative activity	(0.3)	(0.3)
Turnaround costs	(7.6)	(10.3)
Accounts payable	(17.7)	8.1
Accrued interest payable	(20.3)	(0.1)
Accrued salaries, wages and benefits	(6.7)	10.2
Other taxes payable	5.2	0.5
Other liabilities	(54.7)	(55.6)
Pension and postretirement benefit obligations	—	(0.4)
Net cash used in discontinued operations	—	(15.5)
Net cash used in operating activities	(23.3)	(35.6)
Investing activities
Additions to property, plant and equipment	(33.3)	(29.7)
Investment in unconsolidated affiliate	(3.8)	—
Proceeds from sale of unconsolidated affiliate	9.9	—
Proceeds from sale of business, net	28.4	—
Proceeds from sale of property, plant and equipment	0.2	—
Net cash (used in) provided by discontinued investing activities	3.4	(0.3)
Net cash (used in) provided by investing activities	4.8	(30.0)
Financing activities
Proceeds from borrowings — revolving credit facility	141.0	606.9
Repayments of borrowings — revolving credit facility	(141.1)	(616.7)
Repayments of borrowings — senior notes	(400.0)	—
Payments on capital lease obligations	(1.8)	(4.5)
Proceeds from (payments on) inventory financing agreements	(4.0)	105.4
Payments on other financing obligations	(1.6)	(1.1)
Payments on extinguishment of debt	(46.6)	—
Debt issuance costs	(2.9)	(2.1)
Contributions from Calumet GP, LLC	—	0.1
Net cash provided by (used in) financing activities	(457.0)	88.0
Net increase (decrease) in cash, cash equivalents and restricted cash	(475.5)	22.4
Cash, cash equivalents and restricted cash at beginning of period	514.3	4.2
Cash, cash equivalents and restricted cash at end of period	$38.8	$26.6

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA, ADJUSTED EBITDA AND DISTRIBUTABLE CASH FLOW
(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Reconciliation of Net income (loss) to EBITDA, Adjusted EBITDA and Distributable Cash Flow:	(Unaudited)
Net income (loss)	$(51.9)	$9.6	$(56.7)	$3.4
Add:
Interest expense	37.5	44.5	82.7	88.4
Depreciation and amortization	29.5	40.9	59.2	82.0
Income tax expense (benefit)	0.8	(0.9)	0.6	(1.0)
EBITDA	$15.9	$94.1	$85.8	$172.8
Add:
Unrealized gain on derivative instruments	$(0.8)	$(1.3)	$(2.8)	$(11.9)
Realized loss on derivatives, not included in net income (loss) or settled in a prior period	2.1	—	2.1	—
Amortization of turnaround costs	2.7	6.6	6.0	14.0
Impairment charges	—	—	—	0.4
Debt extinguishment costs	58.2	—	58.8	—
Equity based compensation and other items	0.8	2.2	4.0	5.0
Adjusted EBITDA	$78.9	$101.6	$153.9	$180.3
Less:
Replacement and environmental capital expenditures (1)	5.0	5.6	11.6	10.9
Cash interest expense (2)	35.8	42.0	78.3	83.6
Turnaround costs	0.8	9.8	7.6	10.3
Loss from unconsolidated affiliates	—	(0.1)	(3.7)	(0.2)
Income tax expense (benefit)	0.8	(0.9)	0.6	(1.0)
Distributable Cash Flow	$36.5	$45.2	$59.5	$76.7

(1)
Replacement capital expenditures are defined as those capital expenditures which do not increase operating capacity or reduce operating costs and exclude turnaround costs. Environmental capital expenditures include asset additions to meet or exceed environmental and operating regulations.

(2)	Represents consolidated interest expense less non-cash interest expense.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
RECONCILIATION OF DISTRIBUTABLE CASH FLOW, ADJUSTED EBITDA AND EBITDA TO NET CASH USED IN OPERATING ACTIVITIES
(In millions)

	Six Months Ended June 30,
	2018	2017
Reconciliation of Distributable Cash Flow, Adjusted EBITDA and EBITDA to Net cash used in operating activities:	(Unaudited)
Distributable Cash Flow	$59.5	$76.7
Add:
Replacement and environmental capital expenditures (1)	11.6	10.9
Cash interest expense (2)	78.3	83.6
Turnaround costs	7.6	10.3
Loss from unconsolidated affiliates	(3.7)	(0.2)
Income tax expense (benefit)	0.6	(1.0)
Adjusted EBITDA	$153.9	$180.3
Less:
Unrealized gain on derivative instruments	$(2.8)	$(11.9)
Realized loss on derivatives, not included in net income (loss) or settled in a prior period	2.1	—
Amortization of turnaround costs	6.0	14.0
Impairment charges	—	0.4
Debt extinguishment costs	58.8	—
Equity based compensation and other items	4.0	5.0
EBITDA	$85.8	$172.8
Add:
Unrealized gain on derivative instruments	$(2.8)	$(11.9)
Cash interest expense (2)	(78.3)	(83.6)
Asset impairment	—	0.4
Equity based compensation	3.0	3.3
Lower of cost or market inventory adjustment	(15.0)	(8.0)
Loss from unconsolidated affiliates	3.7	0.2
Amortization of turnaround costs	6.0	14.0
Debt extinguishment costs	58.8	—
Income tax benefit (expense)	(0.6)	1.0
Changes in assets and liabilities:
Accounts receivable	19.5	(50.7)
Inventories	(2.6)	(44.3)
Other current assets	2.2	(2.1)
Derivative activity	(0.3)	(0.3)
Turnaround costs	(7.6)	(10.3)
Accounts payable	(17.7)	24.2
Accrued interest payable	(20.3)	(0.1)
Other current liabilities	(56.2)	(44.8)
Other	(0.9)	4.6
Net cash used in operating activities	$(23.3)	$(35.6)

(1)
Replacement capital expenditures are defined as those capital expenditures which do not increase operating capacity or reduce operating costs and exclude turnaround costs. Environmental capital expenditures include asset additions to meet or exceed environmental and operating regulations.

(2)	Represents consolidated interest expense less non-cash interest expense.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
RECONCILIATION OF SEGMENT ADJUSTED EBITDA TO NET INCOME (LOSS)
(In millions)

	Three Months Ended June 30,
	2018	2017
Reconciliation of Segment Adjusted EBITDA to Net income (loss):	(Unaudited)
Segment Adjusted EBITDA
Specialty products Adjusted EBITDA	$53.7	$67.1
Fuel products Adjusted EBITDA	25.6	34.0
Discontinued operations Adjusted EBITDA	(0.4)	0.5
Total segment Adjusted EBITDA	$78.9	$101.6
Less:
Unrealized gain on derivative instruments	$(0.8)	$(1.3)
Realized loss on derivatives, not included in net income (loss) or settled in a prior period	2.1	—
Amortization of turnaround costs	2.7	6.6
Debt extinguishment costs	58.2	—
Equity based compensation and other items	0.8	2.2
EBITDA	$15.9	$94.1
Less:
Interest expense	$37.5	$44.5
Depreciation and amortization	29.5	40.9
Income tax expense (benefit)	0.8	(0.9)
Net income (loss)	$(51.9)	$9.6